                                                                    Exhibit 10.2


                               MAXTOR CORPORATION

                              AMENDED AND RESTATED

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             EFFECTIVE APRIL 2, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
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
1.       Introduction..........................................................................................   1

2.       Definitions...........................................................................................   1
         2.1      "Account"....................................................................................   1
         2.2      "Benefit(s)".................................................................................   1
         2.3      "Benefit Distribution Date"..................................................................   1
         2.4      "Code".......................................................................................   1
         2.5      "Committee"..................................................................................   2
         2.6      "Company"....................................................................................   2
         2.7      "Compensation"...............................................................................   2
         2.8      "Effective Date".............................................................................   2
         2.9      "Effective Date of Amended and Restated Plan"................................................   2
         2.10     "Election"...................................................................................   2
         2.11     "Eligible Employee"..........................................................................   2
         2.12     "ERISA"......................................................................................   2
         2.13     "Hypothetical Investment Return".............................................................   2
         2.14     "Outside Director"...........................................................................   2
         2.15     "Participant"................................................................................   2
         2.16     "Plan".......................................................................................   2
         2.17     "Plan Year"..................................................................................   2
         2.18     "Prior Plan".................................................................................   3
         2.19     "Quantum Plan"...............................................................................   3
         2.20     "Termination Event"..........................................................................   3
         2.21     "Trust"......................................................................................   3
         2.22     "Trust Agreement"............................................................................   3
         2.23     "Trustee"....................................................................................   3
         2.24     "Transferred Quantum Participant"............................................................   3

3.       Eligibility To Participate............................................................................   3

4.       Vesting...............................................................................................   3

5.       Additions To Accounts.................................................................................   3
         5.1      Credit of Benefit Accrual Under Prior Plan...................................................   3
         5.2      Credit of Benefit Accrual Under Quantum Plan.................................................   3
         5.3      Participant Salary Deferrals.................................................................   3
         5.4      Hypothetical Investment Experience...........................................................   4
         5.5      Crediting of Accounts........................................................................   4
         5.6      Deferral Elections...........................................................................   4

6.       Distribution of Accounts..............................................................................   5
         6.1      Timing of Distribution.......................................................................   5
         6.2      Method of Distribution.......................................................................   5
         6.3      Benefit Distribution Election................................................................   5

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
         6.4      Default......................................................................................   6
         6.5      Timing of Distribution To A Beneficiary......................................................   6
         6.6      Beneficiary Designation......................................................................   6
         6.7      Hardship Distributions.......................................................................   6
         6.8      Early Withdrawal.............................................................................   7

7.       Withholding...........................................................................................   7

8.       Administration........................................................................................   7

9.       Amendment or Termination..............................................................................  .7

10.      Claims Procedure......................................................................................   7

11.      Appeal Procedure......................................................................................   8

12.      Source of Payments....................................................................................   8

13.      Inalienability........................................................................................   8

14.      Applicable Law........................................................................................   8

15.      Severability..........................................................................................   8

16.      Status of Plan as ERISA "Top Hat" Plan................................................................   8

17.      No Right of Continued Employment......................................................................   9

                               MAXTOR CORPORATION
                              AMENDED AND RESTATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             EFFECTIVE APRIL 2, 2001

      1. Introduction. The Company was previously a participating employer in the Hyundai Electronics America ("HEA") Executive Deferred Compensation Plan (the "Prior Plan"). The Company ceased to be an affiliate of HEA and employees of the Company no longer were eligible to participate in the Prior Plan. Therefore, effective as of October 1, 1999 the Company adopted the Plan for the purpose of providing deferred compensation to a select group of executive employees and Outside Directors of the Company in recognition of their contributions to the Company and its subsidiaries. Benefits accrued under the Prior Plan by Participants who were employees of the Company as of the Effective Date were transferred to this Plan and became the obligation of the Company as provided herein. This Plan also constitutes the successor plan to the Prior Plan with respect to Participants who previously deferred amounts pursuant to the Prior Plan. Effective as of October 1, 1999 those deferrals will be governed by this Plan.

      Effective April 2, 2001 the HDD business of Quantum Corporation was transferred to Quantum HDD and merged with the Company. Benefits accrued under the Quantum Plan (as defined below) with respect to Transferred Quantum Participants (as defined below) were transferred to this Plan and became the obligation of the Company as provided herein. Effective April 2, 2001, Benefits of Transferred Quantum Participants will be governed by this Plan.

      This document constitutes the written instrument under which the Plan is maintained. Effective April 2, 2001, the Plan is amended and restated in its entirety as set forth herein.

      2. Definitions.

            2.1 "Account" means as to any Participant the separate book entry account established and maintained by the Company in order to reflect his or her interest in the Plan. Each Participant's Account will reflect the allocations and Hypothetical Investment Earnings credited (or debited) thereto in accordance with Section 5. Separate Subaccounts may be established to which shall be credited the Salary Deferrals for any Plan Year and Hypothetical Investment Return allocable thereto. Where Subaccounts have been established, Account shall refer to all of the Participants Subaccounts, collectively, as the context may require.

            2.2 "Benefit(s)" means the total vested amount credited to a Participant's Account or Subaccount(s), as the case may be.

            2.3 "Benefit Distribution Date" means the date on which distribution of a Participant's Benefit is made or commenced pursuant to Section 6.

            2.4 "Code" means the Internal Revenue Code of 1986, as amended.

            2.5 "Committee" means the committee appointed by the Company's board of directors, if the Company's board of directors fails to appoint such a committee, the entire board shall serve as the Committee.

            2.6 "Company" means Maxtor Corporation, a Delaware corporation, and any other affiliated entity that is designated from time to time by the Committee on Schedule A hereto. As to a particular Participant, "Company" refers to the corporate entity that is his or her employer. For purposes of Sections 2.5, 8 and 9, "Company" refers only to Maxtor Corporation.

            2.7 "Compensation" means the total wages and other compensation which, but for deferral under the Plan, would have been paid in cash to the Participant by the Company during the Plan Year, and includes all amounts otherwise subject to salary reduction arrangements as described in section 125 or 401(k) of the Code.

            2.8 "Effective Date" means October 1, 1999.

            2.9 "Effective Date of Amended and Restated Plan" means April 2,
2001.

            2.10 "Election" means the form on which a Participant elects to make deferrals of Compensation to the Plan. Such Election shall be in a form prescribed by the Company and may be modified from time to time. "Election" also means the form on which a Participant may elect the timing and/or method of distribution as provided in Section 6.

            2.11 "Eligible Employee" means each Outside Director and each employee of the Company who is designated by the Committee, in its sole discretion, as a member of the select group of management and highly compensated employees who are eligible to participate in the Plan.

            2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            2.13 "Hypothetical Investment Return" means the investment return or loss determined in accordance with Article 5, which shall be credited to the Participant's Account or Subaccount, as the case may be.

            2.14 "Outside Director" means any member of the board of directors of the Company who is not an employee of the Company.

            2.15 "Participant" means each Outside Director, each employee of the Company who was a participant in the Prior Plan as of the Effective Date, each Transferred Quantum Plan Participant, and each Eligible Employee who has elected to participate in the Plan by submitting a deferral Election in accordance with the provisions of Section 5.

            2.16 "Plan" means the Amended and Restated Maxtor Corporation Executive Deferred Compensation Plan, as set forth in this instrument and as hereafter amended.

            2.17 "Plan Year" means the calendar year.

            2.18 "Prior Plan" means the Hyundai Electronics America Executive Deferred Compensation Plan.

            2.19 "Quantum Plan" means the Quantum Corporation Deferred Compensation Plan.

            2.20 "Termination Event" means the voluntary or involuntary termination of a Participant's employment or the Participant ceasing to be an Outside Director for any reason, including death and disability.

            2.21 "Trust" means the legal entity created by the Trust Agreement.

            2.22 "Trust Agreement" means that trust agreement entered into in connection with this Plan and any amendments thereto. The Trust Agreement is attached to this Plan as Exhibit A.

            2.23 "Trustee" means the original Trustee named in the Trust Agreement and any duly appointed successor or successors thereto.

            2.24 "Transferred Quantum Participant" means each participant in the Quantum Plan who became an employee of the Company upon the merger of the Quantum HDD business into Maxtor effective April 2, 2001.

      3. Eligibility To Participate. Eligibility for participation in the Plan shall be limited to Outside Directors, Transferred Quantum Participants, and such Company employees as the Committee may, from time to time, designate. To be designated as an Eligible Employee, employees must be at the "director" level or above and must belong to a select group of individuals who are either highly compensated or are responsible for managing the Company, both as determined by the Committee in its sole discretion.

      4. Vesting. Subject to Section 6.8, each Participant will always be one hundred percent (100%) vested in his or her Account.

      5. Additions To Accounts.

            5.1 Credit of Benefit Accrual Under Prior Plan. The Account of each Participant who was a Participant in the Prior Plan shall be credited with the amount of benefits accrued with respect to each such Participant under the Prior Plan.

            5.2 Credit of Benefit Accrual Under Quantum Plan. The Account of each Transferred Quantum Participant shall be credited with the amount of benefits accrued with respect to such Transferred Quantum Participant in the Quantum Plan.

            5.3 Participant Salary Deferrals. With respect to each Plan Year and subject to Section 7, each Participant may elect to defer receipt of Compensation, in such amounts and at such times and in such manner as prescribed by the Committee, by completing the Election form as provided in Section 5.6.

            5.4 Hypothetical Investment Experience. Each Participant's Account will be credited (or debited) with the Hypothetical Investment Return determined pursuant to the following rules:

                  (a) The Committee shall designate the particular funds or contract which shall constitute the investment models. A Participant's Hypothetical Investment Return will be equivalent to the investment experience (positive or negative) of the investment models chosen by the Participant;

                  (b) Each Participant may elect, in accordance with the Committee-prescribed rules, to designate a deemed investment in such whole percentages (with a total of one hundred percent (100%) as he or she wishes in such investment models as are made available by the Committee;

                  (c) The Committee may add or eliminate investment models upon such advance notice to Participants as it deems appropriate;

                  (d) Each Participant may modify his or her investment model election (with respect to past or current allocations) in accordance with such rules as may be established by the Committee; and

                  (e) Each investment model election will take effect on, or as soon practicable after, the date that deferred compensation amounts are credited to a Participant's Account and after the date that an appropriate investment model election is received by the Committee with respect to such deferred compensation amounts.

            5.5 Crediting of Accounts. The amounts credited to Participant Accounts under this Section 5 for any Plan Year will be credited as of such dates as the Committee shall determine.

            5.6 Deferral Elections. Each Participant must complete a deferral Election in the form and manner specified by the Committee for each Plan Year with respect to which he or she wishes to defer the receipt of Compensation. To be effective, each such deferral Election must satisfy the following rules:

                  (a) The deferral Election form must be signed and dated by the Participant;

                  (b) All deferral Elections are irrevocable unless the Committee, in its sole discretion, otherwise consents to a change; and

                  (c) The deferral Election must be received by the Committee before the beginning of the Plan Year for which the Compensation is payable; provided, however, in the case of a newly-eligible Participant, the deferral election must be received by the Committee both (i) within thirty (30) days of the date on which the Participant is notified of his or her eligibility to participate, and (ii) before the date on which the Compensation subject to the deferral election would otherwise be paid.

      6. Distribution of Accounts.

            6.1 Timing of Distribution. The benefits credited to a Participant's Subaccount(s) shall be paid (or payment shall commence) within a reasonable time after:

                  (a) The date specified by the Participant in his or her most recent effective Election; or

                  (b) (i) the date of a Termination Event, or (ii) the date which is one year after the Termination Event if specified in the Participant's Election.

            6.2 Method of Distribution. The benefits credited to a Participant's Subaccount(s) shall be paid in one of the following methods specified in his or her most recent effective Election:

                  (a) a single lump sum payment;

                  (b) in annual installment payments of substantially equal amounts over a period not to exceed ten (10) years.

For purposes of this provision, substantially equal payments shall be determined by dividing the Participant's Account balance (or Subaccount balance as the case may be) by the number of payments remaining.

            6.3 Benefit Distribution Election.


                  (a) Initial Election. A Participant may specify a Benefit Distribution Date and/or elect the method in which his/her Benefits shall be distributed by filing an Election at such time(s) and in such manner as the Committee may specify, subject to the following:

                        (i) A Participant may elect a Benefit Distribution Date and/or distribution method for all Benefits under the Plan or for one or more Subaccounts. If a Benefit Distribution Date and/or distribution method is elected for one or more Subaccounts, such Election shall apply to all amounts credited to such Subaccount(s) at the time of distribution.

                        (ii) No Election of a Benefit Distribution Date other than the date of a Termination Event shall be effective unless the Benefit Distribution Date is at least one year from the date the Election is made.

                        (iii) As to the Benefits credited to any Subaccount, the Initial Election shall be the deferral Election applicable to the deferrals credited to such Subaccount. In the case of a Transferred Quantum Participant's Subaccount to which Benefits accrued under the Quantum Plan are transferred, the Initial Election shall be the Election filed by the Transferred Quantum Participant at the time of such transfer, or if no such Election is filed, the election made by the Transferred Quantum Participant under the Quantum Plan with respect to such transferred Benefits.

                  (b) Amended Elections. A Participant may change his or her Election as to the timing or method of Benefit distribution by filing an amended Election at such time(s) and in such manner as the Committee may specify subject to the following:

                        (i) No amended Election shall be effective unless it is made at least twelve months before the distribution to which such Election pertains is made or commences.

                        (ii) If a Participant wishes to change his or her Election of a specified Benefit Distribution Date, the amended Election must be made at least twelve months prior to the previously elected Benefit Distribution Date and the amended Benefit Distribution Date must be either (A) a date which is later than the previously elected Benefit Distribution Date, or (B) a Termination Event (or the date which is one year thereafter).

                        (iii) No Election may be amended after the Participant incurs a Termination Event.

                  (c) For purposes of this Plan, an Election is deemed "made" when it is received by the Committee and receipt is acknowledged.

            6.4 Default. In the absence of an effective Election as to the timing and/or method of distribution, a Participant's Benefits shall be distributed in a single lump sum as soon as administratively feasible after the Participant incurs a Termination Event.

            6.5 Timing of Distribution To A Beneficiary. If a Participant dies before receiving the distribution of his or her Benefits, such Benefits (or the balance then remaining in Participant's Account, will be distributed to his or her beneficiary as a lump sum distribution as soon as administratively feasible after the Participant's death.

            6.6 Beneficiary Designation. Each Participant may designate a beneficiary to receive a distribution of his or her Benefits if the Participant dies before it is distributed to him or her. To be effective, a beneficiary designation must be signed, dated and delivered to the Committee. In the absence of a valid or effective beneficiary designation, the Participant's surviving spouse will be his or her beneficiary or, if there is no surviving spouse, the Participant's estate will be his or her beneficiary.

            6.7 Hardship Distributions. In the event of an "unforeseeable emergency," a Participant may apply to the Committee for a distribution of part or all of his or her Benefits prior to the date that it would otherwise be distributed under this Section 6. If the Committee approves such an application, it will make such distribution as a lump sum cash payment, and the Participant will be ineligible to defer Compensation under the Plan for the remainder of the Plan Year. For purposes of this Section 6:

                  (a) An "unforeseeable emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                  (b) The circumstances that will constitute an unforeseeable emergency will depend on the facts of each case, but, in no event will the Committee approve any distribution to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship.

                  (c) Examples of foreseeable circumstances which result in normally budgetable expenditures and are not considered to be unforeseeable emergencies include, but are not limited to, the need to send a Participant's child to college or the desire to purchase a home or automobile.

                  (d) Any amount approved for distribution under this Section
6.7 will be limited to that amount necessary to meet the emergency (plus the amount necessary to pay any taxes resulting from such distribution).

            6.8 Early Withdrawal. Notwithstanding any other provision of the Plan, a Participant may withdraw not less than 90% of his or her Benefit as a single lump sum payment at any time. Upon such withdrawal, the remaining 10% of the Participant's total Benefits shall be forfeited and the Participant will have no further rights thereto.

      7. Withholding. The Company will withhold from any Plan distribution all required federal, state, local and other taxes and any other payroll deductions that may be required. Each Participant will agree as a condition of participation in the Plan to have withheld annually from his or her Compensation such amounts as are necessary to satisfy his or her payroll tax withholding requirements.

      8. Administration. The Plan is administered and interpreted by the Company. The Company has delegated to the Committee its delegable responsibilities under the Plan. The Committee has the full and exclusive discretion to interpret and administer the Plan, and to establish such rules for the operation of the Plan, including but not limited to the filing of Elections and amended Elections, as the Committee, in its sole discretion, deems appropriate. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

      9. Amendment or Termination. The Company reserves the right, in its sole and unlimited discretion, to amend or terminate the Plan at any time, without prior notice to any Participant. Upon Plan termination, the Account of each Participant will be distributed as a lump sum cash payment as soon as practicable, without regard to Section 6 or the Participant's deferral election.

      10. Claims Procedure. Any person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Committee. If the claim is denied (either in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial ninety-day period.

      11. Appeal Procedure. If a claimant's claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Committee for a review of the decision denying the Claim. The claimant (or representative) then has the right to review pertinent documents and to submit issues and comments in writing. The Committee will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant will be given written notice of the reason for the delay.

      12. Source of Payments.

            12.1 The Company may transfer salary deferrals made by or on behalf of a Participant to Trustee to be held pursuant to the terms of the Trust Agreement.

            12.2 All Benefits payable to a Participant hereunder shall be paid by the Company from general funds of the Company as provided in this Plan, except that Benefits shall be paid from assets held in the Trust to the extent thereof. Except as otherwise provided by the Trust Agreement, the Participant (or the Participant's Beneficiary) shall be a general unsecured creditor of the Company.

            12.3 Neither the establishment of any trust nor the solicitation of investment instructions from Participants under Section 6 will require the Company to follow such instructions or instruct any trustee to follow such instructions. Accordingly, any such instructions will be merely advisory and nonbinding.

      13. Inalienability. A Participant's right to benefits under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary; provided, however, that upon the voluntary or involuntary termination of Company's employment of a Participant who has received a loan from the Company, the Participant's Account will be reduced by the outstanding principal amount of the loan (plus all accrued and unpaid interest).

      14. Applicable Law. The provisions of the Plan will be construed, administered and enforced in accordance with the laws of the State of California.

      15. Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

      16. Status of Plan as ERISA "Top Hat" Plan. The Plan is intended to be an unfounded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees and individuals responsible for managing the Company and will be administered and construed to effectuate this intent. Accordingly, the Plan is subject to Title 1 of ERISA, but is exempt from Parts 2, 3 and 4 of such Title.

      17. No Right of Continued Employment. This Plan does not give any Participant the right to be retained as an employee or Outside Director. The Company reserves the right to terminate any Participant's service at any time.

      Execution

      IN WITNESS WHEREOF, Maxtor Corporation, by its duly authorized officer, has executed the Amended and Restated Plan effective as of the date set forth above.

                                                    MAXTOR CORPORATION

                                          By:___________________________________

                                          Date:_________________________________